                       M E M O R A N D U M




TO:       Participants in the Westwood Homestead Financial
          Corporation (the "Company") Management Recognition
          Plan

DATE:     ___________ __, 1997

FROM:     Westwood Homestead Financial Corporation

RE:       Taxation of MRP Awards




        * * * * * * * * * * * * * * * * * * * * * * * * *

                THIS DOCUMENT CONSTITUTES PART OF
                 A PROSPECTUS COVERING SECURITIES
                 THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933

        * * * * * * * * * * * * * * * * * * * * * * * * *

     This memorandum concerns the taxation of the awards that automatically occurred under the Company's Management
Recognition Plan (the "MRP") upon its receipt of stockholder approval. To facilitate your review, the discussion below is divided as follows:

     Part I:   General Tax Principles and Application to the MRP

     Part II:  Accelerated Taxation under Section 83(b)

     Please understand that this memorandum is merely designed to summarize the tax rules generally applicable to MRP awards. We could provide individual tax advice to the recipients of MRP awards ("Participants"), should anyone desire assistance.

     The deadline for making a Section 83(b) election is 30 days after the award date with respect to awards occurring on the MRP's receipt of stockholder approval.
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Taxation of MRP Awards
Page 2

                               PART I:
                      GENERAL TAX PRINCIPLES

     Section 83 -- Generally. Section 83 of the Internal Revenue Code (the "Code") controls the federal income taxation of property that is transferred in connection with the performance of services. In the absence of the Section 83(b) election described in Part II, the recipient of restricted property (such as an MRP award) recognizes income not on the date of the award but on the date that his or her interest vests. The amount of the recipient's taxable income will equal the fair market value of the restricted property when vesting occurs. Subsequent gain or loss is treated as capital gain, with the amount that is included in the recipient's ordinary income determining his or her basis in the property.

     Operation of the MRP. The Company's MRP will generally work as follows for Recipients who do not make Section 83(b) elections:

     Date                               Event
     ----                               -----

    Stockholder              The MRP should provide a "Notice of
    Approval                 the MRP of Award" to each
                             Recipient.  The notice will specify
                             the number of shares subject to the
                             award.

                             Recipients will not receive shares
                             of the Company's common stock, or
                             be subject to federal income
                             taxation as the result of receiving
                             an award.

    Date of MRP Award        The MRP trusts will transfer to
    and First Four           each Recipient a number of
    Anniversary              unrestricted shares equal to
    Dates of the MRP's       one-fifth of the number of shares
    Receipt of Approval      subject to the award, plus any
                             dividends attributable to those
                             shares (provided that the
                             Recipient has not previously
                             terminated service).

     As you may recall, vesting would accelerate to 100% upon a Recipient's termination of service due to death or disability, and that special rules apply if a transfer of Common Stock would cause the Recipient to own in excess of 10% of the Common Stock.

     Tax Withholding. In the case of Recipients who are non-employee directors, federal income tax withholding is not required when their MRP awards give rise to taxable income. On the other hand, Recipients who are employees must satisfy federal income tax withholding not only at the time their MRP awards generate taxable income, but also before they may receive shares of Common Stock from the MRP trust.


--------------
1     This contrasts with the financial accounting treatment for
MRP awards (i.e., expense recognition is determined by the fair market on the date of the award).
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Taxation of MRP Awards
Page 3

     IRS Reporting. We understand that in the case of an employee, the ordinary income arising from the vesting of MRP awards and from the payment of tax bonuses is reportable on Form
W-2, in Box 11, and that in the case of a non-employee director, such income is reportable on Form 1099-MISC, in Box 7.

                             PART II:
             ACCELERATED TAXATION UNDER SECTION 83(B)

     Section 83(b) Generally. Within 30 days after receiving an MRP Award, a Recipient may make a special, irrevocable election under Code Section 83(b), and thereby accelerate ordinary income taxation to the date that the property transfer occurred. The amount of the Recipient's ordinary income would equal the fair market value of the Common Stock subject to the MRP award as of the date on which the award occurred. Subsequent gain (or loss, if the award is forfeited or depreciates) would be long- or short-term capital gain, not ordinary income.

     Procedural Requirements. Section 83(b) elections must include the information set forth in the form of Section 83(b) election that we have attached hereto. Further, Section 83(b) elections must be filed with the IRS Service Center where the Recipient files his or her return (both within 30 days after the transfer occurs, and as an attachment to his or her tax return for the year to which the Section 83(b) election relates). A copy of the Section 83(b) election must also be filed with the Company.

     Tax Caveat. In several recent private letter rulings (which, while not binding precedent, are indicative of current IRS policy), the Internal Revenue Service has taken the position that, for purposes of Section 83 of the Code, no "transfer" of property occurs when an individual receives an interest in an employer's grantor trust. Because the trust associated with the MRP is a grantor trust (by design, in order to secure deferred taxation of awards), these rulings suggest that the IRS could question whether Section 83(b) elections may be made with respect to MRP awards.
While we do not believe that this theoretical possibility involves a substantial tax risk for Recipients, each Recipient should contact his or her personal tax counsel for independent advice about this issue.

     Tax Reporting and Withholding.  The rules described in Part
I would apply, as though vesting occurred on the date of the Recipient's Section 83(b) election.

                            CONCLUSION

     Whether or not a Recipient should make a Section 83(b) election depends on a variety of factors, including the Recipient's expectations as to (i) the short-term and long-term future value of the Common Stock, (ii) the length of time the Recipient is likely to hold the Common Stock, (iii) future tax rates -- as to both income and capital gain, (iv) the risk of forfeiture, and (v) the Recipient's ability to pay the taxes associated with the MRP award.

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             WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                   MANAGEMENT RECOGNITION PLAN

      -----------------------------------------------------
   Election to Include Value of Restricted Stock in Gross Income
           in Year of Transfer Under Code Section 83(b)
      -----------------------------------------------------

       * * * * * * * * * * * * * * * * * * * * * * * * * *

                THIS DOCUMENT CONSTITUTES PART OF
                 A PROSPECTUS COVERING SECURITIES
                 THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933

       * * * * * * * * * * * * * * * * * * * * * * * * * *

     The undersigned hereby makes the election permitted under
Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address, and taxpayer identification or social security number of the undersigned are:

            Name:    ________________________________
            Address: ________________________________
                     ________________________________
            I.D. No. ________________________________

2. Description of the property with respect to which the election is being made:

          ____________________ (     ) shares of common stock,
          par value $0.01 per share, of Westwood Homestead
          Financial Corporation (hereinafter, the "Common
          Stock").

3. The date on which the Common Stock was transferred is ______________ ___, 199_. The taxable year to which this election relates is calendar year 199_.

4. The nature of the restrictions to which the Common Stock is subject is as follows:

          The Common Stock is forfeitable until it is earned in accordance with Article VII of the Westwood
          Homestead Financial Corporation Management Recognition
          Plan (the "Plan"). Generally, the Common Stock becomes earned and nonforfeitable by the undersigned with respect to 20% of the Plan Share Award

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Section 83(b) Election
Page 2 of 2

          upon the date such Plan Share Award is granted, and with respect to 20% of the Plan Share Award upon the undersigned's completion of each of four years of Service after the date of grant. For special rules regarding the vesting of the undersigned's interest in the Common Stock, see Section 7.01 of the Plan.

          The Common Stock is non-transferable until the undersigned's interest therein becomes vested and nonforfeitable, except as provided pursuant to Section
          8.03 of the Plan.

5.  Fair market value:

          The fair market value at the time of transfer
          (determined without regard to any restrictions other then restrictions which by their terms will never lapse) of the stock with respect to which this election is being made is $_____ per share.

6.  Amount paid for Common Stock:

          The amount paid by taxpayer for said Common Stock is $0.00 per share.

7.  Furnishing statement to employer:

          A copy of this statement has been furnished to Westwood Homestead Financial Corporation.

8.  Notice:

          Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions or conditions of the Plan, or the award made thereunder to the undersigned.


Dated: ____________ ___, 199__.




                               ______________________________
                                 Taxpayer/Plan Participant